AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1997
                                                               REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             -----------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                               THOMAS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                         72-0843540
    (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                             -----------------------

      5215 N. O'CONNOR BOULEVARD                                           ROGER A. CRABB
             SUITE 2500                                             LEGAL COUNSEL AND SECRETARY
      IRVING, TEXAS  75039-3714                                      5215 N. O'CONNOR BOULEVARD
            (972) 869-3400                                                   SUITE 2500
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                          IRVING, TEXAS  75039-3714
      NUMBER, INCLUDING AREA CODE,                                         (972) 869-3400
OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)             (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                                          NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             -----------------------

                                    COPY TO:
                                 DAVID H. ODEN
                            HAYNES AND BOONE, L.L.P.
                             3100 NATIONSBANK PLAZA
                                901 MAIN STREET
                              DALLAS, TEXAS  75202
                                 (214) 651-5000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:  FROM TIME TO
        TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                       Proposed Maximum          Proposed Maximum             Amount Of
Title of Each Class of Securities    Amount to Be     Offering Price Per             Aggregate              Registration
        To Be Registered              Registered           Unit (2)               Offering Price                Fee
------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value         1,400,000           $10.625                 $14,875,000                  $4,508.00
========================================================================================================================

(1) All of the 1,400,000 shares to be registered hereunder are being offered by a selling stockholder of the Company.

(2) Estimated pursuant to paragraph (c) of Rule 457 promulgated under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based upon the average of the high and low sale prices at which shares of Common Stock were sold on October 28, 1997 on the NASDAQ National Market System.

                             -----------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED OCTOBER  29, 1997

                                   PROSPECTUS
                                1,400,000 SHARES

                               Thomas Group, Inc.

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

       This Prospectus relates to an aggregate of 1,400,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Thomas Group, Inc. ("Thomas Group" or the "Company") which may be offered and sold from time to time by one stockholder of the Company (the "Selling Stockholder"). See "Selling Stockholder" and "Plan of Distribution."

       The Shares may be sold by the Selling Stockholder directly or indirectly through agents, dealers or underwriters from time to time in one or more transactions on the NASDAQ National Market System or such exchanges on which the Common Stock is then listed, or in privately negotiated transactions at prices related to such market prices, at negotiated prices or at fixed prices. The Company will not receive any proceeds from the sale(s) of Common Stock by the Selling Stockholder. See "Plan of Distribution."

       The Selling Stockholder will bear all discounts and commissions paid to broker-dealers in connection with the sale of the Shares. Other offering expenses will be borne by the Company.

       The Selling Stockholder and any broker/dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions, discounts or concessions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       The Common Stock is listed on the NASDAQ National Market System under the symbol "TGIS". On October 29, 1997, the closing sale price per share of the Common Stock, as reported on the NASDAQ National Market System, was $10.25.

                       _________________________________


       SEE "RISK FACTORS" WHICH BEGINS ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                      _________________________________


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                      _________________________________


              The date of this Prospectus is               , 1997.

       No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholder or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof nor that there has been no change in the affairs of the Company since such date. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by anyone in any jurisdiction in which such offer or solicitation is not qualified to be made, or to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----
Available Information..................................................    4

Incorporation of Certain Documents by Reference........................    5

Special Note Regarding Forward-Looking Statements......................    5

The Company............................................................    6

Risk Factors...........................................................    7

Use of Proceeds........................................................    9

Selling Stockholder....................................................    9

Plan of Distribution...................................................    9

Legal Matters..........................................................    9

Experts................................................................    9

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the site is http://www.sec.gov.

       The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering of the Common Stock made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. In addition, copies of the Registration Statement may be obtained from the Commission's World Wide Web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents have been filed by the Company with the Commission and are incorporated herein by reference (Commission File No. 1-10441):

 (i) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form S-1 dated June 15, 1993 (Registration No. 33-64492), as amended by Amendment No. 1 dated July 27, 1993, Amendment No. 2 dated August 12, 1993, Amendment No. 3 dated August 19, 1993 and Form 8-A filed July 1, 1993 (Registration No. 0-22010).

 (ii) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

 (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

 (iv) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.


       All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this Registration Statement and prior to the end of Offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR DOCUMENTS SHOULD BE DIRECTED TO THOMAS GROUP, INC., 5215 N. O'CONNOR BOULEVARD, SUITE 2500, IRVING, TEXAS 75039-3714 (TELEPHONE: (972) 869-3400) ATTENTION: MELISSA MOORE.

                           __________________________

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       Certain matters discussed in this Prospectus and in the documents incorporated herein by reference that are not strictly historical are forward-looking statements which should be considered as subject to the many uncertainties that exist in the Company's operations and business environment. These uncertainties, which include economic and business conditions that may impact clients and the Company's performance-oriented fees, timing of contracts and revenue recognition, competitive and cost factors, are set forth in the Thomas Group, Inc. Form 10-K for the 1996 fiscal year filed with the Commission.

                                  THE COMPANY

       The Company was founded in 1978 by Mr. Philip R. Thomas, the Company's largest stockholder, the Selling Stockholder and the principal developer of Total Cycle Time(R) methodology. The Company was incorporated in Delaware in 1978. The Company's principal executive offices are located at 5215 N. O'Connor Boulevard, Suite 2500, Irving, Texas 75039-3714, and its telephone number is (972) 869-3400.

BUSINESS IMPROVEMENT SERVICES

       The Company provides professional services that help company leaders dramatically improve the competitive position of their organizations. Thomas Group provides measurable results for its clients through the use of its proprietary time-based management methodology, Total Cycle Time. Total Cycle Time is the time elapsed from the moment a customer expresses a need until the moment that need is fulfilled, and encompasses all of the macro processes within the business. A Total Cycle Time program provides a single, quantifiable context -- time -- that aligns all activities of an organization with customer needs.

       By reducing cycle times in its business processes, a Thomas Group client improves customer responsiveness, accelerates new product time-to-market, increases quality and productivity, and liberates resources tied up in areas like inventory and accounts receivable.

       Utilizing Total Cycle Time methodology, the Company's Resultants, mature experienced professionals (many of whom have themselves run companies) analyze a client's business, assess potential performance improvements, train a client's senior management and employees, and work side-by-side with the client to implement actions to improve operating performance. Total Cycle Time is designed to enable the Company's clients to achieve quantifiable results, such as improved profitability, greater productivity, more effective asset utilization, and reduced time in developing and delivering new products to market, thereby making clients more competitive. Total Cycle Time programs typically span one to three years.

       Due to the Company's prior success with and confidence in Total Cycle Time services, the Company generally offers to receive a portion of its fees based upon a percentage of achieved improvement. These performance-oriented fees are based upon tangible results of improvement, such as various cycle-time reductions, inventory and accounts receivable reductions, profit margin enhancements and revenue increases. Client incentive measures are determined jointly, following a rigorous assessment of the improvement opportunities.

       The Company's clients are typically large, well-established companies, or distinct business units of such companies, in North America, Western Europe and Asia. The Company focuses its marketing efforts on companies with annual revenues in excess of $200 million.


TECHNOLOGY SOLUTIONS

       The Company's technology solutions business segment focuses on products and services that can integrate and enhance the Company's business improvement methodologies. The Company offers SalesWare(SM) which creates an advanced opportunity management system that is easily embedded into a client's information technology infrastructure.

       Additionally, the Company provides paperless warehouse and distribution systems, including software packages, customization, installation and training services. Its product line includes a state-of the-art warehouse and distribution management system featuring advanced real-time Radio Frequency receiving and cycle counting applications.

                                  RISK FACTORS


       In addition to the other information in this Prospectus, the following factors should be carefully considered by potential purchasers in evaluating an investment in the Common Stock offered hereby.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

       The Company's quarterly results can fluctuate significantly due to several factors, including the number of new programs initiated and variations in revenue levels of existing programs during a given quarter. Performance-oriented contracts sometimes result in reduced fees in the first months of a contract. Factors such as a client's commitment to a Total Cycle Time program, general economic and industry conditions and other issues could affect a client's business performance, thereby affecting the Company's performance-oriented fee revenues and quarterly earnings. Any of these factors may substantially affect the Company's financial results in a given quarter, thus affecting the price of the Common Stock. While the Company does not believe that poor financial results in any one quarter would result in a significant reduction in liquidity, consecutive periods of poor financial results could negatively impact liquidity.

CLIENT CONCENTRATION/DEPENDENCE ON CERTAIN CLIENTS

       The Company had revenues exceeding 10% of its revenues from one client in 1994, totaling $18.3 million (35% of revenues), from one client in 1995 totaling $12.1 million (18% of revenues), from three clients in 1996 totaling $24.8 million (34% of revenues) and from two clients in the six months ended June 30, 1997 totaling $8.1 million (21% of revenues). The Company's contracts generally provide for cancellation by the Company or the client upon 60 days notice. The loss of any of the Company's large clients could have a material adverse effect on the Company. The average duration of a client contract ranges from 12 to 36 months.

NECESSITY OF CONTINUED CLIENT DEVELOPMENT

       In order to maintain and increase its revenues, the Company will need to add new clients or expand existing client relationships to include additional divisions or business units of such clients. There can be no assurance that this will occur. Failure to develop new client relationships or expand existing client relationships would have a material adverse effect on the Company.

PERFORMANCE-ORIENTED FEES

       The Company enters into performance-oriented or "incentive fee" contracts based on measures of improvement achieved, including cycle time reduction, inventory reduction, accounts receivable reduction and profit improvement. The Company believes that, in general, performance-oriented fee arrangements offer the Company greater opportunities to secure contracts. However, there is a risk that the Company may generate less revenue under performance-oriented fee contracts than under fixed fee contracts. Incentive fees accounted for $15.2 million in 1994 (29% of revenues), $18.1 million in 1995 (27% of revenues), $19.7 million in 1996 (27% of revenues), and $7.9 million in the first six months of 1997 (21% of revenues).


CONTROL OF THE COMPANY

       The Company's current officers and directors and their affiliates beneficially own approximately 38% of the outstanding Common Stock, of which Mr. Thomas beneficially owns approximately 31% of the outstanding Common Stock. If all of the shares of Common Stock referred to in this Prospectus are sold, Mr. Thomas will beneficially own approximately 7% of the outstanding Common Stock.

COMPETITION

       Although the Company considers its methodologies as proprietary trade secrets, the Company does not hold any patents on any of the Total Cycle Time rights. While the Company believes that the Total Cycle Time methodology cannot be used to compete effectively by persons who have not been extensively trained by the Company, there can be no assurance that the Company can successfully prevent others from using substantially similar methodologies to compete with the Company. The Company competes with a number of domestic and international firms, many of which have greater financial resources and name recognition than the Company.

INTERNATIONAL OPERATIONS AND FOREIGN CURRENCY RISKS

       The Company had revenues attributable to European clients of $22.7 million in 1994 (43% of revenues), $27.1 million in 1995 (40% of revenues), $18.4 million in 1996 (25% of revenues), and $6.6 million in the first six months of 1997 (18% of revenues). Additionally, the Company had revenues attributable to clients in the Asia/Pacific region of $1.2 million in 1996 (2% of revenues) and $1.7 million in the first six months of 1997 (4% of revenues). The Company expects that a substantial portion of its business and future revenues will continue to be derived from international clients. Thus, the Company will be subject to risks inherent in international operations, including unexpected changes in regulatory requirements, political instability, difficulties in staffing and managing international operations, longer payments cycles, greater difficulty in accounts receivable collection, foreign taxation and foreign currency fluctuations.

SOFTWARE SUBSIDIARIES

       The Company has two subsidiaries in the software industry which have experienced operating losses in recent quarters. The Company believes it has taken the necessary steps to bring this business segment into profitability in the near future; however, there can be no assurance that the Company will be successful in doing so.

ANTITAKEOVER MATTERS

       The Company is subject to Section 203 of the Delaware General Corporation Law which restricts certain business combinations with any "interested stockholder" as defined in such law. This statute may delay, defer or prevent a change in control of the Company. In addition, upon a change in control of the Company, options granted under the Company's stock options plans become immediately exercisable and Mr. Thomas, Alex Young, President and Chief Operating Officer, Mitchell Bohn, Executive Vice President and Chief Financial Officer, and James Dykes, Executive Vice President of Corporate Development, become entitled to certain benefits under their employment agreements.

EFFECT OF SALE OF THE SHARES

       The Shares represent approximately 24% of the total 5.9 million shares of Common Stock outstanding. As a result, the sale of the Shares in the public market could adversely affect prevailing market prices for the Common Stock.

SHARES ISSUABLE UNDER STOCK OPTION PLANS

       In addition to the shares of Common Stock outstanding as described above, 1.5 million shares of Common Stock may be issued pursuant to outstanding options granted under the Company's stock option plans as of August 31, 1997. Additionally, options to purchase 0.8 million shares of Common Stock may be granted under the Company's stock option plans as of August 31, 1997.

                                USE OF PROCEEDS

       The Selling Stockholder will receive all of the net proceeds from the offering of the Shares hereby. Accordingly, the Company will not receive any proceeds from the sale of the Shares.


                              SELLING STOCKHOLDER

       The Shares are being offered for sale by Philip R. Thomas, Chairman and Chief Executive Officer of the Company. Prior to the offering of the Shares Mr. Thomas beneficially owned 1,833,305 shares of Common Stock. After the completion of the offering and sale of all of the Shares, Mr. Thomas will beneficially own 433,305 shares of Common Stock, constituting 7.4% of the total outstanding shares.


                              PLAN OF DISTRIBUTION

       The Selling Stockholder may from time to time sell all or a portion of the Shares on the NASDAQ National Market System or on any other national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) exchange distributions and/or secondary distributions in accordance with the rules of the NASDAQ National Market System, (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (e) privately negotiated transactions.

       The Selling Stockholder and any underwriters, broker/dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

       All expenses of the registration of the Shares will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

       There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

                                 LEGAL MATTERS

       Certain legal matters related to the shares of Common Stock offered hereby are being passed upon for the Company by Haynes and Boone, L.L.P.

                                    EXPERTS

       The consolidated financial statements and schedules of Thomas Group, Inc. incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference.

Such consolidated financial statements and financial statement schedules are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM NUMBER


ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.

       The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee            $     4,508
Legal fees and expenses                                              5,000
Accounting                                                           5,000
Duplicating and printing expenses                                    2,000
Miscellaneous                                                          500
                                                               --------------

 Total                                                         $    17,008


       The Selling Stockholder is not paying any expenses related to this registration statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes Delaware corporations to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The By-laws of the Company provide for indemnification of directors and officers to the maximum extent permitted by the DGCL.

       In addition, the Company has provided in its Amended and Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the DGCL. The Company also provides its directors and officers coverage under a director's and officer's liability insurance policy.


ITEM 16.  EXHIBITS

Exhibit
Number     Description
------     -----------
   4.1     Specimen certificate for Common Stock of the Company, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1
           (Registration No. 33-64492) and incorporated by reference herein.

 * 5.1     Opinion of Haynes and Boone, L.L.P.

 *10.2     Employment Agreement of Mitchell D. Bohn, effective as of June 16,
           1997.

 *10.3     Employment Agreement of James E. Dykes, effective as of July 14,
           1997.

 *23.1     Consent of BDO Seidman, LLP.

 *23.2 Consent of Haynes and Boone, L.L.P. (included in their opinion filed as Exhibit 5.1)

 *24 The power of attorney of officers and directors of the Company is set forth on the signature page hereto.

 *         Filed herewith


ITEM 17.  UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are made, a post-effective amendment to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision described under Item 17, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the __th day of October, 1997.

                                     THOMAS GROUP, INC.


                                     By:  /s/ ALEX W. YOUNG
                                          ------------------------------------
                                          Alex W. Young
                                          President and Chief Operating Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

                                     THOMAS GROUP, INC.


                                     By:  /s/ PHILIP R. THOMAS
                                          ------------------------------------
                                          Philip R. Thomas
                                          Chairman of the Board and Chief
                                          Executive Officer

                                     By:  /s/ ALEX W. YOUNG
                                          ------------------------------------
                                          Alex W. Young
                                          Director, President and Chief
                                          Operating Officer

                                     By:  /s/ JAMES E. DYKES
                                          ------------------------------------
                                          James E. Dykes
                                          Director, Executive Vice President

                                     By:  /s/ DONALD J. ALMQUIST
                                          ------------------------------------
                                          Donald J. Almquist
                                          Director

                                     By:  /s/ J. FRED BUCY
                                          ------------------------------------
                                          J. Fred Bucy
                                          Director

                                     By:  /s/ HOLLIS L. CASWELL
                                          ------------------------------------
                                          Hollis L. Caswell
                                          Director

                                     By:  /s/ JOHN T. CHAIN, JR.
                                          -----------------------------------
                                          John T. Chain, Jr.
                                          Director

                                     By:  /s/ PERRY E. ESPING
                                          ------------------------------------
                                          Perry E. Esping
                                          Director

                                     By:  /s/ RICHARD A. FREYTAG
                                          ------------------------------------
                                          Richard A. Freytag
                                          Director

                                     By:  /s/ MITCHELL D. BOHN
                                          ------------------------------------
                                          Mitchell D. Bohn
                                          Executive Vice President and Chief
                                          Financial  Officer
                                          (Principal Financial and Accounting
                                          Officer)

                               INDEX TO EXHIBITS


Exhibit
Number     Description
------     -----------
 4.1       Specimen certificate for Common Stock of the Company, filed as Exhibit 4.1 to the Company's
           Registration Statement on Form S-1 (Registration No. 33-64492) and incorporated by reference herein.

 * 5.1     Opinion of Haynes and Boone, L.L.P.

 *10.2     Employment Agreement of Mitchell D. Bohn, effective as of June 16,
           1997.

 *10.3     Employment Agreement of James E. Dykes, effective as of July 14,
           1997.


 *23.1     Consent of BDO Seidman, LLP.

 *23.2 Consent of Haynes and Boone, L.L.P. (included in their opinion filed as Exhibit 5.1)

 *24 The power of attorney of officers and directors of the Company is set forth on the signature page hereto.

 *         Filed herewith